SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the
Securities Exchange Act of 1934

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CHURCH LOANS & INVESTMENTS TRUST ®
(Name of Registrant as Specified In Its Charter)
________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CHURCH LOANS & INVESTMENTS TRUST ®
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Church Loans & Investments Trust® (the "Trust"), will be held in the Conference Room of the Amarillo Association of Realtors, 5601 Enterprise Circle, Amarillo, Texas on August 25, 2009, at 12:00 p.m. for the following purposes:

(1)	For the election of Trust Managers of the Trust;

(2)	To ratify the selection by the Board of Trust Managers of Hein & Associates LLP as the independent public auditors of the Trust;

(3)	Transact any other business which may properly be brought before the meeting.

All of the above matters are more fully described in the accompanying Proxy Statement.

The Board of Trust Managers of the Trust has designated the close of business on March 31, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting.

In order that your shares may be represented at this meeting and to insure a quorum, please sign and return the enclosed Proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend in person, at your request, the Proxy will be canceled.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUST MANAGERS.

DATED	July 24, 2009

By Order of the Board of Trust Managers

Michael A. Bahn, Secretary

IMPORTANT:	WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE WHICH HAS BEEN PROVIDED.

PROXY STATEMENT CHURCH LOANS & INVESTMENTS TRUST ® 5305 I-40 West • Amarillo, Texas 79106

The enclosed Proxy is solicited by the Board of Trust Managers of the Trust in connection with the 2009 Annual Meeting of Shareholders of the Trust to be held on Tuesday, August 25, 2009, at the time and place and for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. Such solicitation is being made by mail, and the Trust may also use its officers and regular employees to solicit Proxies from shareholders either in person or by telephone, letter or electronically without extra compensation.

Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy.

The entire cost of such solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of Trust Managers, will be borne by the Trust.

This Proxy Statement and the accompanying Proxy are first being mailed to the shareholders on July 24, 2009. A copy of the Trust's Annual Report for 2009 accompanies this Proxy Statement.

Principal Holders of Shares of Beneficial Interest in the Trust

Shareholders of record at the close of business on March 31, 2009, are entitled to notice of, and vote at the meeting. Each share of beneficial interest in the Trust outstanding on the record date is entitled to one vote. No cumulative voting is allowed. As of the close of business on March 31, 2009, there were 10,217,094 shares of beneficial interest in the Trust which were outstanding.

The presence, in person or by proxy, of the holders of a majority of the total of the outstanding voting shares of beneficial interest in the Trust is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the Annual Meeting will require the affirmative vote of a majority of the shares of the Trust entitled to vote at the meeting, in person or by proxy. Votes are manually counted and tabulated.

Abstentions from voting will be included for purposes of determining whether the requisite numbers of affirmative votes are received on any matters submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote, and will have no effect on the vote, in respect to that matter.

The following table indicates the persons known by the Trust to own beneficially more than 5 percent of the shares of beneficial interest in the Trust as of March 31, 2009:

Name and Address of Beneficial Owner	Amount of and Nature of Beneficial Ownership	Percent of Class
Edith M. Brandon 3001 Teckla, Amarillo, TX 79106	605,323 shares	5.92%
The following table indicates the shares of the Trust owned beneficially by the Trust Managers and Executive Officers, as a group:
Name and Address of Beneficial Owner	Amount of and Nature of Beneficial Ownership	Percent of Class
All Trust Managers and Executive Officers as a Group	868,750 shares	8.50%

There are no pending material legal proceedings in which any Trust Manager, any officer, person holding more than 5% of any class of voting securities, or any associate of such a person is a party adverse to the Trust.

Proposal No. 1
Election of Trust Managers

Eight Trust Managers are to be elected at this Annual Meeting, all to hold office until the next Annual Meeting and until their successors have been duly elected. All of the nominees are presently Trust Managers of the Trust.

The enclosed Proxy, unless authority to vote is withheld, will be voted for the selection of the nominees named herein as Trust Managers of the Trust. In the event any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast for such person or persons as may be designated by the Board of Trust Managers.

The names of, and certain information with respect to, the persons nominated by the Board of Trust Managers for election as Trust Managers are as follows:

Name, Age & Principal Occupation	Trust Manager Since	Number of Shares in Trust Beneficially Owned as of March 31, 2009	Percentage of Outstanding Shares in Trust
B. R. McMorries, age 82, is a consulting engineer (Chairman of the Board of Trust Managers)	1963	423,672	4.15%

Larry G. Brown, age 66, is the President of Larry Brown Realtors, Inc. (Vice-Chairman of the Board of Trust Managers)	1981	42,787	0.42%

Jack R. Vincent, age 79, is engaged in farming and ranching	1989	3,500	0.03%

Steven Rogers, age 61, is a commercial real estate agent	1990	2,800	0.03%

Michael A. Bahn, age 65, is the President of Amarillo Blueprint Co., an office equipment and supply and reproduction services business (Secretary of the Board of Trust Managers)	1997	1,650	0.02%

Michael W. Borger, age 54, is the President of Turnkey Leasing, Ltd., an equipment leasing business.	2002	63,000	0.62%

Stephen W. Myers, age 53, is the principal owner and President of Turnkey Computer Systems, LLC, a computer software provider with emphasis in the cattle feeding industry	2008	50,000	0.49%

E. Stan Morris, Jr., age 61, is a certified public accountant and an employee of the public accounting firm of Brown, Graham & Company, P.C.	2008	5,000	0.05%

All of the Trust Managers of the Trust as a group beneficially own 592,409 shares or 5.8% of all outstanding shares of beneficial interest in the Trust. All Trust Managers are independent.

During the year ended March 31, 2009, the Board of Trust Managers of the Trust met on a total of 13 occasions. Twelve of these occasions were for regular monthly meetings and 1 was a special meeting. All Trust Managers attended 75% or more of the aggregate of the meetings of the Board of Trust Managers and applicable committee meetings.

The Board of Trust Managers of the Trust recommends a vote FOR the election of the above-listed persons as nominated by the Board of Trust Managers as Trust Managers for the Trust.  All proxies received by the Board of Trust Managers will be voted in accordance with the specifications on the form of the Proxy.  Where no specification is made, proxies will be voted FOR the election of the above nominated persons as the Board of Trust Managers of the Trust.

Committees of the Board of Trust Managers

The Trust has an Audit Committee which consists of Messers McMorries, Morris, Vincent and Borger.  This committee, which met 12 times during the Trust's last fiscal year, is primarily responsible for:  reviewing the activities of the Trust's independent auditors; reviewing and evaluating recommendations of the auditors; recommending areas of review to the Trust management; and reviewing and evaluating the Trust's accounting policies, reporting practices and internal controls.

The Trust has a Compensation Committee which consists of Messers Borger, Rogers and Brown.  This Committee met 3 times during the last fiscal year. The Compensation Committee is primarily responsible for reviewing the compensation of the Trust's staff and making recommendations regarding same to the Board of Trust Managers.  The Compensation Committee does not have a charter.  The Compensation Committee reviews compensation of our employees based upon our profitability, the employee’s contribution to that profitability, the current market rate for the experience level of that employee and the cost of living in Amarillo, Texas.  The Compensation Committee then makes a recommendation relative to compensation to the entire Board of Trust Managers.  The Compensation Committee may take into consideration the recommendation of the President/CEO as to the compensation for all other employees.

The Trust does not have a nominating committee of the Board of Trust Managers.  The Board of Trust Managers, as a whole, serves the function of the nominating committee.  As such, all of the members of the Board of Trust Managers participate in the nomination process.  The Board of Trust Managers will consider any candidates recommended by the shareholders.  Any recommendations, in order to be considered at the next annual meeting, should be made in writing to the office of the Trust by March 19, 2010.  Any candidate should have the qualifications as required by the applicable provisions of the Declaration of Trust and Bylaws. There is no nominating committee charter.

All of the above-listed nominees are presently serving as members of the Board of Trust Managers and are nominated by the Board of Trust Managers for re-election.

Executive Officers

The names of, and certain information with respect to, the persons serving as executive officers of the Trust are as follows:

Name, Age & Office	Executive Officer Since	Number of Shares in Trust Beneficially Owned as of March 31, 2009	Percentage of Outstanding Shares in Trust
M. Kelly Archer, age 57 President and CEO	1981	242,368	2.37%
Robert E. Fowler, age 56, Senior Vice-President-CFO	1981	23,287	0.23%
Robert E. Martin, age 59, Senior Vice-President-Lending	1999	10,261	0.10%
Scott C. Nickson, age 27, Vice-President-Lending	2008	425	0.00%
Don F. Glenn, age 61, Loan Officer	2009	0	0.00%

Prior to joining the Trust, Mr. Nickson served as a high school teacher and coach.  Mr. Nickson holds a BBA in Finance and a Master of Science and Economics, both degrees from Texas A&M University.  Prior to joining the Trust, Mr. Glenn served as Vice-President-Underwriting for Great Nation Investment Corporation, a broker-dealer primarily providing underwriting of bonds for churches and other non-profit institutions. Mr. Glenn was employed by Great Nation Investment Corporation for approximately 9 years before joining the Trust.

Executive Compensation and Other Information

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Trust's last three fiscal years to the Trust's President (PEO).  The Trust has no other executive officers whose salary, bonuses and other compensation earned during fiscal 2009 exceeded $100,000 for services rendered in all capacities.

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation

PEO-M. Kelly Archer – age 57 President and CEO	2009	$115,704	$5,263	$20,100
	2008	$115,704	--	$19,650
	2007	$112,854	--	$19,500

Other Annual Compensation paid to or for the benefit of Mr. Archer represents annual contributions to the SEP (Simplified Employee Pension) accounts for Mr. Archer.

Trust Managers’ Compensation

The Board of Trust Managers of the Trust was paid $78,300 in cash as a group during the last fiscal year for services as Trust Managers.  The Chairman of the Board of Trust Managers, B. R. McMorries, is paid $700 per month for serving in such capacity.  The remaining members of the Board of Trust Managers are paid $500 per month for serving as a member of the board.  All Trust Managers are paid an additional $100 per board or committee meeting attended.  In addition, a Trust Manager receives $400 per day for their services when out of town on Trust business.  This is done on a very limited basis to inspect the collateral of a prospective loan.

The members of the Board of Trust Managers of the Trust are not otherwise employed or compensated by the Trust.

Compensation paid to individual Trust Managers during the fiscal year ended March 31, 2009 is as follows:

Trust Manager	Fees earned or paid in cash	Stock Awards, Option Awards, Non-equity incentive plan compensation, Nonqualified deferred compensation earnings, and all other compensation	Total

Bill R. McMorries	$12,300	$0	$12,300
Larry G. Brown	10,000	0	10,000
Jack R. Vincent	8,500	0	8,500
Steven Rogers	11,100	0	11,100
Michael A. Bahn	10,100	0	10,100
Michael W. Borger	8,500	0	8,500
Stephen W. Myers	9,600	0	9.600
E. Stan Morris, Jr.	8,200	0	8,200

Total	$78,300	$0	$78,300

Shareholders may send written communications to the Board of Trust Managers, as a group, or to any particular Trust Manager by sending same to Church Loans & Investments Trust, 5305 I-40 West Amarillo, TX 79106.  The employees and officers of the Trust are instructed to deliver any such correspondence, unopened, directly to the Chairman of the Board of Trust Managers or to the Trust Manager to whom such correspondence is directed.  Shareholder communications may also be sent to karcher@churchloans.com and will be forwarded to the Chairman or other appropriate Trust Manager upon receipt.

Although the Board of Trust Managers does not have a formal policy regarding the attendance of the Trust Managers at the annual meeting of the shareholders, Trust Managers are strongly encouraged to attend the annual meeting.  Last year’s annual meeting was attended by 7 of the 8 members of the Board of Trust Managers.

Proposal No. 2

Trust Managers’ Ratification of Selection of Auditors

The Board of Trust Managers has selected Hein & Associates LLP, independent certified public accountants, as the auditors of the financial statements of the Trust for the fiscal year ending March 31, 2010.  At the meeting the shareholders will vote upon a proposal to ratify the selection of this firm as auditors.  No member of such firm, or any associate thereof, has any financial interest in the Trust.

The Board of Trust Managers of the Trust recommends a vote FOR the ratification of the selection of Hein & Associates LLP as auditors for the current fiscal year.  All Proxies received by the Board of Trust Managers will be voted in accordance with the specifications on the form of the Proxy.  Where no specification is made, Proxies will be voted FOR the ratification of the selection of Hein & Associates LLP as auditors of the Trust for the current fiscal year.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Trust’s annual financial statements for the most recent fiscal year, the review of the financial statements included in the Trust’s Form 10-Q for such fiscal year, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $86,250 as compared to $75,450 for the fiscal year ended March 31, 2008.

Audit Related Fees – None

Tax Fees

The aggregate fees billed to the Trust for tax services including preparation of the Trust’s tax return and tax related matters were $8,925 for the most recent fiscal year as compared to $8,010 for the fiscal year ended March 31, 2008.

All Other Fees

There were no other fees billed in each of the last two fiscal years for services rendered by the principal accountant, Clifton Gunderson LLP for other services not included above.

The Audit Committee approves, in advance, the engagement of the services of the independent auditors.  All of the services referred to above were approved by the Audit Committee.

Audit Committee Report

The Audit Committee of the Trust affirmatively states that:

(1)	The Audit Committee has reviewed and discussed the audited financial statements with management;

(2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended;

(3)

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversights Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

(4)

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trust Managers that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the Securities & Exchange Commission.

The Board of Trust Managers has adopted a written charter for the Audit Committee.  A copy of the Audit Committee Charter is attached as Appendix “A” to this Proxy Statement.  All members of the Audit Committee are independent as such term is defined by Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

The members of the Audit Committee are Jack R. Vincent, E. Stan Morris, Jr., B. R. McMorries, and Michael W. Borger.  The Audit Committee does not have a person serving on such committee that meets the definition of a financial expert. However, we do believe that our audit committee, as a whole, meets the requirements of a financial expert.

Relationships and Related Certain Transactions

The Trust issues a limited number of "Master Notes" which are unsecured debt instruments of the Trust.  The Trust pays the obligee of such notes interest at the rate of one and one-quarter percent per annum (1.25%) less than the prime lending rate of Amarillo National Bank but not less than 3%.  As of March 31, 2009, the Trust had entered into Master Note Agreements with B. R. McMorries, Chairman of the Board of Trust Managers and related persons, in the amount of $3,292,429; Larry G. Brown, Vice-Chairman of the Board of Trust Managers and related persons, in the amount of $1,627,209; M. Kelly Archer, President, Manager of Operations and CEO of the Trust and related persons, in the amount of $313,094; Michael W. Borger, a member of the Board of Trust Managers and related persons in the amount of $159,985; Stephen W. Myers, a member of the Board of Trust Managers, and related persons, in the amount of $291,558; and Edith M. Brandon, a person owning more than 5% of the outstanding shares of the Trust and related persons, in the amount of $6,755,483.  The terms of such Master Notes are the same as Master Notes entered into with other unrelated persons, except as to the amounts thereof.  Therefore, no additional review, approval or ratification is required.

Jack R. Vincent serves as a member of our Board of Trust Managers and also serves as a member of the Board of Directors of Happy State Bank and Trust Co., Happy, Texas.  Happy State Bank competes with us for loans to churches, including interim loans to churches.  This competition may have a significant impact on the number of interim loans we acquire through referrals from church bond broker-dealers.  These church bond broker-dealers are a substantial source of our interim loans.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Trust's officers and directors and persons who own more than ten percent (10%) of the Trust's outstanding shares of beneficial interest, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").  Additionally, Item 405 of Regulation S-K under the Act requires the Trust to identify in its proxy statement those individuals for whom such reports were not filed on a timely basis.

Based upon information provided to the Trust by individual Trust Managers and Executive Officers, the Trust believes that during the preceding fiscal year the Trust Managers and Executive Officers have complied with all such applicable filing requirements with the following three exceptions:  (1)  Kelly Archer, CEO, failed to timely report on Form 4 a sale of 5,000 shares of beneficial interest of the Trust which occurred on July 31, 2008.  This sale was reported on a Form 5 filed on April 16, 2009.  According to our information, this is the only late report filed by Mr. Archer and the only transaction not timely reported by Mr. Archer.  (2)   Robert Martin, Senior Vice-President-Lending, failed to timely report on Form 4 the acquisition of 1,250 shares of beneficial interest in the Trust on December 6, 2006.  This acquisition was reported on a Form 5 filed on June 3, 2009.  According to our information, this is the only late report filed by Mr. Martin and the only transaction not timely reported by Mr. Martin.  (3)   Scott C. Nickson, Vice-President-Lending, failed to timely report on Form 4 the acquisition of 425 shares of beneficial interest in the Trust on September 3, 2008.  This acquisition was reported on a Form 5 filed on June 10, 2009.  According to our information, this is the only late report filed by Mr. Nickson and the only transaction not timely reported by Mr. Nickson.

Other Matters

The Board of Trust Managers has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters.  However, if any other matter shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

By Order of the Board of Trust Managers

Michael A. Bahn, Secretary

Trade Mark and Copyright Notice

Copyright © 2009 by Church Loans & Investments Trust. This Proxy Statement is copyrighted material of Church Loans & Investments Trust.

Church Loans & Investments Trust is a federally registered service mark of The Trustees of Church Loans & Investments Trust. The unauthorized use of the trade mark, service mark and copyrights of Church Loans & Investments Trust without the express, written permission of
Church Loans & Investments Trust, is strictly prohibited. All rights reserved.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, AUGUST 25, 2009

The undersigned hereby appoints B.R. McMorries and Larry G. Brown, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of beneficial interest in Church Loans & Investments Trust which the undersigned is entitled to vote at the annual meeting of shareholders of the Trust to be held on August 25, 2009, and at any and all adjournments thereof.

PROPOSAL NO. 1 - ELECTION OF TRUST MANAGERS

1.	TRUST MANAGERS RECOMMEND: A vote FOR election of the following trust managers:

	Nominees:	B.R. McMorries, Larry G. Brown, Jack R. Vincent, Steven Rogers, Michael A. Bahn, Stephen W. Myers, Michael W. Borger and E. Stan Morris, Jr.

	☐	FOR ALL NOMINEES

	☐	WITHHOLD ALL NOMINEES

	☐	FOR ALL NOMINEES EXCEPT THE FOLLOWING NOMINEES:

________________________________________________________________________________________________

PROPOSAL NO. 2 - SELECTION OF AUDITORS

2.	TRUST MANAGERS RECOMMEND: Approval of Hein & Associates LLP as independent auditor FOR the fiscal year ending March 31, 2010:

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

*NOTE	SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS AND WILL BE VOTED AS DESCRIBED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS NO. 1 AND NO. 2.

The undersigned acknowledges receipts with this proxy of a copy of the notice of annual meeting of shareholders and proxy statement dated July 24, 2009.

	___________________________________________	______ / ______ / ______
	Signature(s)	Month Day Year

IMPORTANT

Please date this proxy and sign exactly as your name or names appear thereon. If shares are held jointly, the administrators, trustees, guardians and others signing in a representative capacity, please give their full titles. Please sign and return in the prepaid envelope.